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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 8th day of January, 1998 by and between Women First HealthCare, Inc., a Delaware corporation (the "Company"), and Edward Calesa ("Executive").

                              W I T N E S S E T H:

         WHEREAS, Executive is presently employed by the Company and, prior to the date hereof, there was no employment agreement in effect between Executive and the Company; and

         WHEREAS, the Company wishes to secure the continued employment of Executive, and Executive wishes to accept such employment, for the period and on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

         1.   Employment.

         (a) The Company hereby employes Executive as Chairman of the Board and Chief Executive Officer and Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth. In such capacity, Executive shall have full responsibility and authority to manage and direct the business of the Company, subject to the supervision of the Board.

         (b) Executive agrees to perform such other duties as are assigned to him, consistent with his position as a senior executive, pursuant to the direction of the Board.

         (c) Executive shall be required to devote substantially all of his business time, attention and effort to the Company's business and affairs and perform diligently his duties, all subject to the direction of the Board. Notwithstanding the foregoing, but subject to the terms of the Non-Competition Agreement referred to in Section 5, this shall not preclude Executive from serving on community and civic boards, participating in industry associations, or otherwise engaging in other activities which do not unreasonably interfere with his duties to the Company.
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        2.      Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement (the "Term") shall begin on the date hereof, and shall continue through the fourth anniversary of the date hereof.

        3.      Compensation.

        (a) Throughout the Term, the Company shall pay to Executive a "Base Salary," payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly), of $150,000 per annum, which Base Salary shall be subject to increase upon review annually by the Company's Board of Directors.

        (b) Executive shall be entitled to be reimbursed for all reasonable business-related expenses incurred by him including, without limitation, reimbursement for the costs (including a mutually determined hourly charge) of business-related travel reasonably requiring, in Executive's good faith judgment, the use of Executive's personal airplane.

        (c) It is anticipated that the Company will own or lease an apartment in New York City for Company business. It is understood that the annual rental for any such apartment shall not exceed $110,000. Executive shall have access to and use of such apartment as reasonably required in connection with Company business.

        4.      Termination.

        (a) Executive's employment under this Agreement and the Term shall be terminated immediately on the death of Executive and may be terminated by the Company:

                (i)     at any time after the Permanent Disability of Executive;
                or

                (ii) at any time for "Cause" (as defined below) by action of the Board

        For purposes hereof, Cause shall mean active participation by Executive in an act or series of acts of dishonesty or gross negligence with respect to the Company or in fraudulent conduct, or if Executive (i) is convicted of a felony or





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(ii) willfully and habitually fails to perform his duties hereunder in accordance with the lawful direction of the Company's Board of Directors.

         For purposes hereof, Executive's "Permanent Disability" shall be deemed to have occurred one day after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or one day after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, Executive, by reason of his physical or mental disability or illness, shall have been unable to discharge fully his duties under this Agreement.

         (b) Termination by Death. If Executive's employment is terminated by death, Executive's estate shall be entitled to receive salary and other benefits accrued by him hereunder up to and including the date of Executive's death, payable within ninety (90) days after the date of death.

         (c) Termination for Cause. If Executive's employment is terminated by the Company for Cause, the Company shall not have any other or further obligations to Executive under this Agreement (except as to that portion of any unpaid Base Salary and other benefits accrued and earned under this Agreement through the date of such termination).

         (d) Termination for Permanent Disability or for Good Reason. If Executive's employment is terminated by the Company for Permanent Disability, or by Executive for "Good Reason," Executive shall be entitled to receive severance compensation equal to what would have been his Base Salary under Section 3(a), payable at such times as his Base Salary would have been paid if his employment had not been terminated (less, in the case of termination for Permanent Disability, any disability insurance benefits pursuant to any disability insurance provided by the Company or purchased by Executive, the cost of which is reimbursed by the Company) for the shorter of one year or the remainder of what would have been the Term. For purposes of this Agreement, "Good Reason" means there is a material diminution in Executive's duties and responsibilities, as the same exist on the date hereof.

         5.  Non-Competition Agreement

         Executive acknowledges the Company's reliance on and expectation of Executive's continued commitment to performance of his duties and responsibilities during the Term. In light of such reliance and expectation on the part of the


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Company, and for other good reasons, Executive and the Company are entering into a Non-Competition Agreement, dated the date hereof. Executive agrees to perform each and every obligation of Executive therein contained.

          6.   MISCELLANEOUS.

          (a) The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

          (b) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of Executive under this Agreement shall inure to the benefit of, and shall be binding upon, Executive and his heirs, personal representatives and assigns.

          (c) All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express mail, Federal Express or other nationally recognized express delivery service, as follows:

          If to the Company or the Board:

          Women First HealthCare, Inc.
          1 Meadowlands Plaza
          East Rutherford, New Jersey 07073
          Telephone: (201) 507-9110
          Facsimile: (201) 507-9270
          Attention: Anthony Maris




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        With a copy to:

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        Telephone:      (212) 310-8000
        Facsimile:      (212) 310-8007
        Attention:      Howard Chatzinoff, Esq.


        If to Executive:

        Edward Calesa
        c/o Women First HealthCare, Inc.
        1 Meadowlands Plaza
        East Rutherford, New Jersey 07073
        Telephone:      (201) 507-9110
        Facsimile:      (201) 507-9270

Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

        Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

        (d) The failure of either party to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.


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     (e)  This Agreement supersedes all prior or contemporaneous agreements and understandings between the parties and may not be modified or terminated orally. No modification or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     (f) This Agreement shall be governed by, and construed in accordance with the provisions of, the law of New Jersey, without regard to the conflict of laws principles thereof.

     (g) All payments required to be made by the Company hereunder to Executive shall be subject to the withholding of such amounts relating to taxes and other government assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.



                                        WOMEN FIRST HEALTHCARE, INC.


                                        By:  /s/ RICHARD RUBIN
                                            -------------------------------
                                            Name:  Richard Rubin
                                            Title: Vice President


                                        /s/ EDWARD CALESA
                                        -----------------------------------
                                        Edward Calesa



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